WYLE ELECTRONICS
                           401(k) PLAN


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                  WYLE ELECTRONICS 401(K) PLAN
                              INDEX
                                                             Page

ARTICLE I TITLE AND DEFINITIONS  . . . . . . . . . . . . . . .  3
     1.1 - Title . . . . . . . . . . . . . . . . . . . . . . .  3
     1.2 - Definitions . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II PARTICIPATION.  . . . . . . . . . . . . . . . . . . 25
     2.1 - Eligibility Requirements. . . . . . . . . . . . . . 25
     2.2 - Participation.. . . . . . . . . . . . . . . . . . . 25
     2.3 - Reemployment. . . . . . . . . . . . . . . . . . . . 25
     2.4 - Designation of Beneficiary. . . . . . . . . . . . . 26

ARTICLE III  CONTRIBUTIONS . . . . . . . . . . . . . . . . . . 28
     3.1 - Discretionary Company Contributions . . . . . . . . 28
     3.2 - Compensation Deferrals. . . . . . . . . . . . . . . 29
     3.3 - Voluntary Employee Contributions.   . . . . . . . . 31
     3.4 - Employer Matching Contributions.. . . . . . . . . . 32
     3.6 - Section 402(g) Limit on Compensation Deferrals. . . 34
     3.7 - Section 401(k) Limitations on Compensation
            Deferrals. . . . . . . . . . . . . . . . . . . . . 36
     3.8 - Section 401(m) Limitations on Voluntary Employee Contributions and Employer Matching
            Contributions. . . . . . . . . . . . . . . . . . . 41
     3.9 - Investment Funds. . . . . . . . . . . . . . . . . . 47
     3.10 - Valuation of Accounts. . . . . . . . . . . . . . . 48
     3.11 - Rule 16b-3 Provisions. . . . . . . . . . . . . . . 50
     3.12 - Section 404(c) Provisions. . . . . . . . . . . . . 51

ARTICLE IV LIMITATION ON ANNUAL ADDITIONS .  . . . . . . . . . 54

ARTICLE V   VESTING. . . . . . . . . . . . . . . . . . . . . . 55
     5.1 - Fully Vested Accounts . . . . . . . . . . . . . . . 55
     5.2 - Company Contribution Account. . . . . . . . . . . . 55

ARTICLE VI DISTRIBUTIONS.  . . . . . . . . . . . . . . . . . . 59
     6.1 - Distribution of Benefits. . . . . . . . . . . . . . 59
     6.2 - Hardship Withdrawals from Compensation. . . . . . . 61
     6.3 - Qualified Domestic Relations Orders.. . . . . . . . 64
     6.4 - Inability to Locate Participant.. . . . . . . . . . 64
     6.5 - Limitations on Distributions. . . . . . . . . . . . 65
     6.6 - Direct Rollovers. . . . . . . . . . . . . . . . . . 67

ARTICLE VII THE COMMITTEE    . . . . . . . . . . . . . . . . . 70
     7.1 - Members . . . . . . . . . . . . . . . . . . . . . . 70
     7.2 - Committee Action. . . . . . . . . . . . . . . . . . 70
     7.3 - Rights and Duties.. . . . . . . . . . . . . . . . . 71
     7.4 - Procedure for Establishing Funding
            Policy -- Transmittal of Information . . . . . . . 77
     7.5 - Other Information.. . . . . . . . . . . . . . . . . 77
     7.6 - Compensation, Bonding, Expenses and Indemnity . . . 78
     7.7 - Manner of Administering.. . . . . . . . . . . . . . 79
     7.8 - Duty of Care. . . . . . . . . . . . . . . . . . . . 80
     7.9 - Committee Report. . . . . . . . . . . . . . . . . . 80

ARTICLE VIII AMENDMENT AND TERMINATION.  . . . . . . . . . . . 81
     8.1 - Amendments. . . . . . . . . . . . . . . . . . . . . 81
     8.2 - Discontinuance of Plan. . . . . . . . . . . . . . . 82
     8.3 - Failure to Contribute.  . . . . . . . . . . . . . . 83
     8.4 - Plan Merger or Consolidation; Transfer of Plan
            Assets . . . . . . . . . . . . . . . . . . . . . . 83

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . 85
     9.1 - Contributions Not Recoverable . . . . . . . . . . . 85
     9.2 - Limitation on Participant's Rights. . . . . . . . . 86
     9.3 - Receipt or Release. . . . . . . . . . . . . . . . . 87
     9.4 - Alienation. . . . . . . . . . . . . . . . . . . . . 87
     9.5 - Persons Under Incapacity. . . . . . . . . . . . . . 88
     9.6 - Governing Law.. . . . . . . . . . . . . . . . . . . 89
     9.7 - Headings, etc. Not Part of Plan.. . . . . . . . . . 89
     9.8 - Masculine Gender Includes Feminine and Neuter . . . 90
     9.9 - Instruments in Counterparts.. . . . . . . . . . . . 90
     9.10 - Reorganization of Company. . . . . . . . . . . . . 90
     9.11 - Loans to Participants. . . . . . . . . . . . . . . 90
     9.12 - Top-Heavy Plan Requirements. . . . . . . . . . . . 95

APPENDIX A ANNUAL ADDITION LIMITS . . . . . . . . . . . . . . .A-1

APPENDIX B TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . .B-1

APPENDIX C SPECIAL DISTRIBUTION RULES . . . . . . . . . . . . .C-1



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                  WYLE ELECTRONICS 401(K) PLAN

          This Plan is adopted effective the first day of July, 1996 by Wyle Electronics, a California corporation, hereinafter sometimes called the "Company." This Plan is a restatement and continuation of the Wyle Electronics Capital Accumulation Plan, which was established effective July 1, 1985. This Plan is considered to be the same plan as the Wyle Electronics Capital Accumulation Plan.

          The Company desires to encourage loyalty, efficiency, continuity of service and productivity of its Employees. In order to accomplish these purposes, the Company herein establishes this Plan to provide incentives and security for its Employees and their beneficiaries. The Trust created pursuant to this Plan (incorporated herein by this reference) and its assets shall not be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries, as prescribed in Section 401(a) of the Internal Revenue Code of 1986, as amended.

          It is also intended that this Plan constitute an accident and health plan so that amounts distributed on account of disability are excluded from income under Section 105(c) of the Internal Revenue Code to the extent provided by law.


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                            ARTICLE I
                      TITLE AND DEFINITIONS

1.1 - Title.

          This Plan is intended to be a profit sharing plan and shall be known as the Wyle Electronics 401(k) Plan. Contributions may be made to this Plan without regard to the current or accumulated profits of the Company.

1.2 - Definitions.

          Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

          "Account" or "Accounts" shall mean Company
Contributions Accounts, Voluntary Employee Contributions
Accounts, Compensation Deferral Accounts, Employer Matching
Contributions Accounts and Rollover Accounts.

          "Anniversary Date" shall mean the last day of each Plan
Year.

          "Approved Absence" means a leave of absence (without pay) granted to an Employee under the Company's established leave policy.

          "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 2.4 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 2.4, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

          In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

          "Board of Directors" and "Board" shall mean the Board of Directors of Wyle Electronics.


          "Break in Employment" shall mean any termination of Employment by reason of resignation, discharge, retirement, Disability or death.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean the Committee appointed pursuant to the provisions of this Plan.

          "Company" shall mean Wyle Electronics, a California corporation, any predecessor corporation, or any successor corpo-ration resulting from merger, consolidation, or transfer of assets substantially as a whole which shall expressly agree in writing to continue this Plan and, where the context so warrants, any Participating Affiliate.

          "Company Contributions" shall mean an amount contributed to this Plan by the Company or by a Participating
Affiliate in accordance with Section 3.1.

          "Company Contributions Account" shall mean the Account maintained by the Committee for each Participant that is credited with payments to the Plan by the Company and any Participating Affiliate in accordance with Section 3.1 on behalf of such Employee, together with the allocations thereto as required by the Plan.

          "Company Stock" shall mean the common stock of Wyle
Electronics.

          "Compensation" shall mean the salary, wage or commission paid to the Employee, including overtime pay, vacation pay and bonuses, exclusive of expenses, subsistence allowance or any other extra payments in a Plan Year. Bonuses paid at the election of the Employee in the form of restricted stock is included as Compensation as such restricted stock becomes vested. Other grants of restricted stock are not included as Compensation. Compensation for those personnel who are compensated on a commission basis and who are required to pay their own expenses from such commissions shall be an amount equal to the total commissions paid or accrued to such personnel.

Notwithstanding the foregoing, the maximum amount of an Employee's Compensation which shall be taken into account under the Plan for any Plan Year ("Maximum Compensation Limitation") shall be (a) $200,000 for Plan Years beginning on or after January 1, 1989, and (b) $150,000 for Plan Years beginning on or after January 1, 1994, such limitation adjusted at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than twelve months, the Maximum Compensation Limitation shall be reduced to the amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan Year and a denominator equal to twelve.

          For purposes of the Maximum Compensation Limitation referred to above, the Compensation of any Participant who is either a 5% owner (as defined in Section 416(i)(1) of the Code), or one of the ten most highly paid Highly Compensated Employees during the Plan Year ("First Participant") shall be aggregated with the Compensation of any Participant who has not attained age 19 and is a lineal descendant of the First Participant and any Participant who is the spouse of the First Participant. In any case in which such aggregation would produce Compensation in excess of the Maximum Compensation Limitation, the amount of the First Participant's Compensation that is considered under the Plan shall be reduced until the Maximum Compensation Limitation is met.

          "Compensation Deferrals" shall mean an amount contributed to this Plan by the Company in lieu of being paid to a Participant as salary or wages. Compensation Deferrals shall be made under salary reduction arrangements between each Participant and the Company with respect to salary or wages not yet paid or otherwise available to the Participant as of the date of the Participant's election under the arrangement. Section 3.2 contains the provisions under which Compensation Deferrals may be made.

          "Compensation Deferral Account" shall mean the Account maintained by the Committee for each Participant that is to be credited with Company payments to the Plan attributable to the Participant's Compensation Deferrals that are credited to this Account in accordance with Section 3.2, together with the allocations thereto as required by the Plan.

          "Disability" shall mean that a Participant is disabled due to sickness or injury which qualifies the Participant for disability payments under the Company's long term disability plan. A Participant shall be considered totally and permanently disabled on the date he qualifies for such long term disability payments.

          "Effective Date" shall mean July 1, 1985, which was the original effective date of the Plan. This restatement is effective July 1, 1996.

          "Eligible Employee" shall mean any Employee of the Company; except that there shall be excluded all leased employees described in Section 414(n) of the Code, those Employees covered by a collective bargaining agreement between the Company and any collective bargaining representative if retirement benefits were the subject of good faith bargaining between such representative and the Company, unless the Employee is a member of a group of employees to whom this Plan has been extended by such a collective bargaining agreement, and Employees who are nonresident aliens and receive no United States source income.

          "Employee" shall mean every person employed by the Company, or a Related Company, including any leased employee described in Section 414(n) of the Code and any other individual required to be treated as employed by the Company or a Related Company under Section 414(o) of the Code.

          "Employment Commencement Date" means the date on which the Employee first completes an Hour of Service.

          "Employer Matching Contribution" shall mean an amount contributed to this Plan by the Company or by a Participating
Affiliate in accordance with Section 3.4.

          "Employer Matching Contributions Account" shall mean the Account maintained for a Participant that is credited with payments to the Plan by the Company and any Participating
Affiliate in accordance with Section 3.4 on behalf of such Participant, together with the allocations thereto as required by the Plan.

          "Employment" shall mean that period of actual service to the Company or a Related Company as an Employee following an Employee's date of employment, or his most recent date of reemployment, whichever is later. It shall also include the following period or periods of absence from actual service if the Employee was in the service of the Company or a Related Company on the day prior to such a period:
               (a) Service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Company pursuant to the provisions of
     Section 2021 et seq. of Title 38 of the United States Code, provided that the Employee returns to work within the time period specified in such provisions.
               (b) Leaves of absence granted (either before or after the absence) by the Company in accordance with nondiscriminatory policies for any purpose, including, but not limited to, sickness or accident, or for the convenience of the Company, and vacation periods and temporary layoffs for lack of work.

          "Entry Date" shall mean the first day of each calendar quarter.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "Fiduciary" shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term "Named Fiduciary" with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

          "Highly Compensated Employee" shall mean
               (a) Any Employee who performs services for the Company or any Related Company during the "determination year" and who, during the "look-back year" (1) was a 5% owner of the Company or any Related Company; (2) received compensation from the Company or any Related company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (3) received compensation from the Company or any Related Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the "top-paid group" for such year; or (4) was an officer of the Company or any Related Company and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code;
               (b) Any Employee who performs services for the Company or any Related Company during the determination year and who, with respect to the determination year, is either described in (a)(1) above or is both one of the 100 Employees who received the most compensation from the Company or any Related Company during the determination year and is described in (a)(2), (a)(3) or (a)(4); or
               (c) Any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for the Company or any Related Company during the determination year, and met the description in (a) or (b) above for either the separation year or any determination year ending on or after the Employee's 55th birthday.
               (d) If no officer of the Company or any Related Company has compensation in excess of 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code during a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.
               (e) If an Employee is, during a determination year or look-back year, a "family member" of either a 5% owner who is an Employee or of a Highly Compensated Employee in the group consisting of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Company or any Related Company during the determination year or the look-back year, then the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee, and their compensation and contributions or benefits under this Plan shall be aggregated. Except as otherwise provided under Section 401(a)(17) of the Code, "family member' includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.
               (f) The "determination year" shall be the Plan Year for which compliance is being tested, and the "look-back year" shall be the calendar year ending with the determination year in accordance with Treas. Regs. Section 1.414(q)-1T,Q&A 14(b).
               (g) The top-paid group for a determination year or a look-back year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(8) of the Code and Treasury Regulations thereunder. The number of Employees treated as officers shall be limited to 50 (or, if less, the greater of 3 Employees or 10% of the Employees). For purposes of this definition of "Highly Compensated Employee", "compensation" means compensation within the meaning of Section 415(c)(3) of the Code, but including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

          "Hour of Service" shall mean an hour (a) for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Related Company; (b) for which the Employee is paid or entitled to payment by the Company or a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (c) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Company.
          The following additional rules shall apply in calculating Hours of Service: (1) no more than 501 Hours of Service are required to be credited to an Employee on account of any single period during which the Employee performs no duties;
(2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; (3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; (4) a payment shall be deemed to be made by or due from a Company or a Related Company regardless of whether such payment is made by or due from the Company or a Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company or a Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate;
(5) no more than one Hour of Service shall be credited with respect to any hour of time; (6) an "Hour of Service" shall include any hour for which an Employee is entitled to payment by a "leasing organization" (as described in Section 414(n)(2) of the Code) for the performance of duties for the Company or a Related Company.
          The definition of "Hour of Service" set forth herein shall also be construed in accordance with, and shall include any additional periods of service, that may be required by regulations promulgated by the United States Department of Labor. The hour of service rules stated in the Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference.

          "Investment Fund" shall mean one of the funds established by the Committee for the investment of the assets of the Plan pursuant to Section 3.9.

          "Investment Manager" shall mean a Fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (a) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank, as defined in that Act; or (3) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (b) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

          "Normal Retirement Age" shall mean a Participant's 65th birthday or, if later, the date the Participant completes five
Years of Service.

          "One-Year Break in Service Year" shall mean a 12 consecutive month period beginning on an Employee's Severance from Service Date and ending on the first anniversary of such date, provided that the Employee does not perform an Hour of Service for the Company or a Related Company.

          "Participant" shall mean any Employee who becomes eligible for participation in accordance with the provisions of this Plan.

          "Participating Affiliate" shall mean any Related Company which, with the approval of the Committee, elects to participate in this Plan. By electing to participate in this Plan, a Participating Affiliate agrees to be bound by any Plan or Trust amendment adopted by resolution of the Board of Directors, by the written instrument of any person to whom the Board of Directors has delegated its authority to adopt the amendment or by any other method of amendment permitted under the Plan. If a Participating Affiliate ceases to be a Related Company, except by merger with its parent, the employment of each Employee of the Participating Affiliate shall be deemed to have terminated for purposes of this Plan, except to any extent any such Employee is required by law to continue to be treated under the Plan as an Employee of the Company.

          "Period of Service" means a period of service commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Severance from Service Date. A Participant's Period of Service shall also include the following period or periods of absence from service if the Employee was in the service of the Company or a Related Company on the day prior to such a period:

               (i) Service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Company pursuant to the provisions of Section 459 of Title 50 of the United States Code, provided that the Employee returns to work within the time period specified in Section 459.

               (ii) Approved Absences granted (either before or after the absence) by the Company in accordance with nondiscriminatory policies for any purpose, including, but not limited to, sickness or accident, or for the convenience of the Company, and vacation periods and temporary layoffs for lack of work.

     In determining a Participant's Period of Service:

          (1) If an Employee severs from service by reason of a quit, retirement or discharge, and the Employee then performs an Hour of service within 12 months of such Severance from Service Date, such Period of Severance shall be treated as a Period of Service; and

          (2) If an Employee severs from service by reason of a quit, retirement or discharge, during an absence form service of 12 months or less for any reason other than a quit, retirement or discharge, and then performs an Hour of Service within 12 months of the date on which the Employee was first absent from service, such Period of Severance shall be treated as a Period of Service; and

          (3) Subject to the break in service rules of the Plan, all non-successive Periods of Service shall be aggregated.

          (4) For purposes of computing vesting and eligibility service, a Period of Service shall include service with a Related Company.

          (5) The period commencing on the day after the first anniversary of an Employee's absence from service by reason of a Maternity or Paternity Leave, as defined herein, and ending on the second anniversary of such absence from service, shall not be included in an Employee's Period of Service.

          "Period of Severance" means the period of time commencing on an Employee's Severance from Service Date and ending on his Reemployment Commencement Date.

          "Plan" shall mean the Wyle Electronics 401(k) Plan set forth herein, now in effect or hereafter amended.

          "Plan Year" shall mean the twelve-consecutive month period ending on December 31. The Plan Year shall be the limitation year for purposes of Section 415 of the Code.

          "Reemployment Commencement Date" means the first date, following a Period of Severance which is not required to be taken into account under such definition, on which the Employee performs an Hour of Service.

          "Rollover Account" shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan in accordance with Section 3.5 as a rollover contribution, as defined in Section 402(a)(5) of the Code, together with the allocations thereto as required by the Plan.

          "Severance from Service" or "Severance from Service
Date" shall mean the date of occurrence of the earlier of:
               (1) The date on which an Employee quits, retires, is discharged or dies, or

               (2) The first anniversary of the first date of a period in which an Employee remains absent from service
          (with or without pay) with the Company for reason other than a quit, retirement, discharge, death or an Approved Absence.

     Notwithstanding the above, in the event a Participant is absent from service beyond the first anniversary of the first date of such absence, and the absence is a Maternity or Paternity Leave as described below, the Severance from Service Date is the second anniversary of the first date of such absence. A Maternity or Paternity Leave is an absence from service which occurs for any of the following reasons:

               (1)  The pregnancy of the participant;

               (2)  The birth of a child of the Participant;

               (3) The placement of a child with the Participant in connection with the adoption of such child by the Participant, or

               (4) The Participant's caring for his or her child for a period immediately following the child's birth.

          "Trust" shall mean the trust which is established to hold and invest contributions under this Plan.

          "Trustee" (or "Trustees," if more than one is appointed and acting) shall mean the trustee or trustees, whether original or successor, appointed under the Trust.

          "Voluntary Employee Contributions" shall mean the after-tax contributions transferred to the Plan from the Wyle
Laboratories Retirement Plan effective February 1, 1991. No further Voluntary Employee Contributions are allowed.

          "Voluntary Employee Contributions Account" shall mean the Account maintained for a Participant that is credited with Voluntary Employee Contributions, together with the allocations thereto as required by the Plan.

          "Year of Service" shall mean a 365 day Period of Service. For the purpose of vesting an Employee shall be credited with a number of Year of Service equal to the Employee's
Period of Service divided by 365. Any remaining Period of Service less than 365 days shall be disregarded.

          In computing the Years of Service rendered to the Company for purposes of vesting, the Participant's total Period of Service with the Company shall be taken into account except as provided in Section 5.2.

                           ARTICLE II
                          PARTICIPATION

2.1 - Eligibility Requirements.

          Each Eligible Employee who was a Participant on July 1, 1996, shall remain a Participant. Each other Eligible Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following his completion of a three month Period of Service if he is an Eligible Employee on that date.

2.2 - Participation.

          Participation of a Participant shall commence as of the date specified in Section 2.1 and shall continue during the Participant's Employment with the Company and until the occurrence of a Break in Employment.

2.3 - Reemployment.

          (a)  An Employee who has met the eligibility
requirements described herein but who incurs a Break in Employment prior to becoming a Participant and is later reemployed as an Eligible Employee shall become a Participant as of the later of (1) the Entry Date following the date he met the eligibility requirements described herein or (2) the date of reemployment.

          (b) A Participant who incurs a Break in Employment and is later reemployed as an Eligible Employee shall resume participation immediately upon his reemployment.

2.4 - Designation of Beneficiary.

          Upon forms provided by the Committee, each Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Employee desires to receive any benefits payable under this Plan in the event of such Employee's death. A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. However, if a married Participant wishes to designate a person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Company, the Committee and the Trustee may rely upon his designation of Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 2.4 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

                           ARTICLE III
                          CONTRIBUTIONS

3.1 - Discretionary Company Contributions.

          (a)  Permissible Amount of Company Contributions.
          The Company and each Participating Affiliate shall contribute to the Trust for each Plan Year, beginning with the first Plan Year, such amounts as the Board of Directors shall determine in its sole discretion. Notwithstanding the foregoing, contributions under this Section shall be subject to the limitations of this Section 3.1 and Section 4.1.

          (b) In no event shall the aggregate contribution for any Plan Year made by the Company and any Participating Affiliates under Sections 3.1, 3.2 and 3.4, and under any other profit sharing or stock bonus plan(s) maintained by the Company or a Participating Affiliate, exceed 15% of the Compensation paid or accrued to all Participants, plus the amount of any "unused pre-87 limitation carryforwards" available under Section 404(a)(3)(A) of the Code. The Compensation taken into account for purposes of the preceding sentence shall be Compensation paid or accrued during the Company's taxable year ending with or within the Plan Year to which the Company contribution relates.

          (c)  Allocation of Company Contributions.
          As of each Anniversary Date, there shall be allocated from the Company contribution under Section 3.1(a) for the Plan Year to the Company Contribution Account of each Participant who is a Participant on the Anniversary Date, an amount equal to that portion of the total allocable amount that the Participant's Compensation bears to the total Compensation of all such Participants.

3.2 - Compensation Deferrals.

          (a)  Election to Defer.
          Subject to the limitations in Sections 3.1, 3.6, 3.7 and 4.1, each Participant may elect Compensation Deferrals, in writing in the manner prescribed by the Committee, in whole percentages from 1% to 15% of the Participant's Compensation for each payroll period. The Participant's compensation shall be reduced by the amount of his Compensation Deferrals, which shall be credited to the Participant's Compensation Deferral Account, and shall be made in accordance with rules established by the Committee.

          (b)  Change in Percentage or Suspension of Compensation
               Deferrals.
          A Participant's Compensation Deferral percentage will remain in effect, notwithstanding any change in Compensation, until the Participant elects to change the percentage. A Participant may elect at any time to suspend, change or resume Compensation Deferrals, provided he makes an election in the manner prescribed by the Committee. After the Committee receives a Participant's election to suspend, change or resume Compensation Deferrals, such election shall be effective on the first day of the payroll period for which the suspension, change or resumption is administratively feasible.

          (c)  Status of Compensation Deferrals.
          To make Compensation Deferrals under this Section, the Company will reduce the Participant's compensation in the amount authorized by the Participant and make a contribution to the Trustee equal to such reduction as of the earliest date on which such amount can reasonably be segregated from the Company's general assets, not to exceed 90 days from the date on which such amount would otherwise have been payable to the Participant in cash, or as of such earlier date as may be required by regulations issued pursuant to ERISA. Compensation Deferrals constitute Company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k).

          (d)  General Limitations on Compensation
               Deferrals.
          As of the last day of the Plan Year, the Committee shall determine the amount of Compensation Deferrals in excess of those permitted under Section 3.7 of the Plan, and any excess shall be distributed to the Participant responsible for the excess Compensation Deferral in accordance with the Code, Treasury Regulations and Section 3.7(d).

3.3 - Voluntary Employee Contributions.

          The Voluntary Employee Contributions transferred to this Plan shall be credited to the Participant's Voluntary Employee Contributions Account. The only such contributions are those transferred from the Wyle Laboratories Retirement Plan effective February 1, 1991. No other Voluntary Employee Contributions are allowed.

3.4 - Employer Matching Contributions.

          (a)  Amount of Employer Matching Contribution.
          Subject to the limitations of Section 3.1, 3.8 and 4.1, for each payroll period the Company shall make an Employer Matching Contribution to the Plan equal to 50% of the Compensation Deferrals for the payroll period of each Participant (reduced by certain forfeitures as provided in Section 5.2(d)); provided that the maximum Employer Matching Contribution made on behalf of any Participant shall not exceed 3% of such Participant's Compensation during such payroll period. The Company shall pay to the Trustee the Employer Matching Contribution for any Plan Year within the time prescribed by law, including extensions of time, for the filing of the Company's federal income tax return for the Company's taxable year ending with or within the Plan Year to which the contribution relates.

          (b)  Allocation of Employer Matching
               Contributions.
          The Employer Matching Contributions for any payroll period shall be allocated to the Employer Matching Contributions
Account maintained for the Participant on behalf of whom the contribution under Section 3.4(a) was made.

3.5 - Rollover Contributions.

          (a) An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 2.1 who, as a result of a termination of employment, disability or attainment of age 59-1/2, has received a distribution from a plan which meets the requirements of Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution received from the other plan to the Trust; provided that the distribution is eligible for rollover treatment and exclusion from the gross income of the Participant in accordance with Section 402(a)(5) of the Code.

          (b) The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust and shall be credited to an account which shall be referred to as the "Rollover Account." Such account shall be 100% vested in the Employee and shall share in income allocations as provided in the Plan, but shall not share in Company contribution allocations. Upon termination of employment, the total amount of the Employee's Rollover Account shall be distributed in accordance with Article VI.

          (c) Upon such transfer by an Eligible Employee who has not yet completed the participation requirements of Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

3.6 - Section 402(g) Limit on Compensation Deferrals.

          (a) Compensation Deferrals made on behalf of any Participant under this Plan and all other plans (which are described in Section 3.6(c)) maintained by the Company or a Related Company shall not exceed the limitation under Code
Section 402(g)(1) for the taxable year of the Participant, as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year.

          (b) In the event that the dollar limitation provided for in Section 3.6(a) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the first March 1 following the close of the Participant's taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by April 15th. In determining the excess amount distributable with respect to a Participant's taxable year, excess Compensation Deferrals previously distributed or redesignated as after-tax contributions for the Plan Year beginning with or within such taxable year shall reduce the amount otherwise distributable under this Paragraph (b).

          (c) In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, (2) a simplified employee pension, as defined in Section 408(k) of the Code, or
(3) a salary reduction arrangement, within the meaning of Section 3121(a)(5)(D) of the Code, and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and this Plan cumulatively exceed the dollar limit under Section 3.6(a) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Compensation Deferrals made on his behalf under this Plan be reduced by an amount specified by the Participant. The Committee may then determine to distribute such excess in the same manner as provided in Section 3.6(b).

3.7 - Section 401(k) Limitations on Compensation Deferrals.

          (a) The Committee will estimate, as soon as practical before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Compensation Deferral treatment under Section 401(k) of the Code may not be available to any Participant or class of Participants. In accordance with any such estimate, the Committee may modify the limits in Section 3.2(a), or set initial or interim limits, for Compensation Deferrals relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of Compensation Deferrals above a specified dollar amount or percentage of Compensation.

          (b) For each Plan Year, an actual deferral percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's Compensation Deferrals allocated under Section 3.2(a) for the Plan Year divided by the Participant's Compensation in the Plan Year. For purposes of this Section 3.7, "Compensation" shall meet the requirements of
Section 414(s) of the Code and Treasury Regulations. In the case of family members treated as a single Highly Compensated Employee under Paragraph (3) of the definition of "Highly Compensated Employee" in Section 1.2, in accordance with the family aggregation rules of Section 414(q)(6) of the Code, the actual deferral percentage shall be determined by combining the Compensation Deferrals and Compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the Compensation Deferrals and Compensation of such family members shall be disregarded for purposes of determining the actual deferral percentages for the group of non-Highly Compensated Employees under this Section 3.7. An Em-ployee's Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.7(b), with respect to Participants who have made no Compensation Deferrals under this Plan, such actual deferral percentage will be zero.

          (c) The average of the actual deferral percentages for Highly Compensated Employees ("High Average") when compared with the average of the actual deferral percentages for non-Highly Compensated Employees ("Low Average") must meet one of the following requirements:
          (1) The High Average is no greater than 1.25 times the Low Average; or
          (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

          (d) If, at the end of a Plan Year, a Participant or class of Participants has excess Compensation Deferrals, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:
          (1) Excess Compensation Deferrals, and any earnings attributable thereto through the end of the Plan Year, may be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to which the excess Compensation Deferrals relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.
          (2) The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of some or all non-Highly Compensated Employees (as determined by the Company) who have met the requirements of Section 2.1. Such contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions which are applicable to Compensation Deferrals. Such contributions shall be considered "Qualified Non-Elective Contributions" under applicable Treasury Regulations.
Any such excess Compensation Deferrals distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under
Section 3.6(b) for the Participant's taxable year ending with or within such Plan Year.

          (e) The amount of the excess Compensation Deferrals will be determined by the Committee by reducing the actual deferral percentage of the Highly Compensated Employee(s) with the highest actual deferral percentage to the extent required to enable the Plan to meet the limits in (c) above or to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated Employee(s) with the next-highest actual deferral percentage.
The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. In the case of family members subject to the family aggregation rules of Section 414(q)(6) of the Code, excess Compensation Deferrals will be allocated among family members in proportion to the Compensation Deferrals of each family member that have been combined under
Section 3.7(b) above. The earnings attributable to excess Compensation Deferrals will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess Compensation Deferrals and earnings attributable to the Compensation Deferrals.

          (f) If the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.2 would cause Company contributions under this and any other tax-qualified retirement plan maintained by any Company to exceed the applicable deduction limitations contained in Section 404 of the Code, or to exceed the maximum Annual Addition determined in accordance with Article IV, the Committee may treat such amount in accordance with the rules in Section 3.7(d)(2) hereof.

          (g) In the discretion of the Committee, the tests described in this section may be applied by aggregating the Plan with any other defined contribution plans permitted under the Code. For purposes of determining whether the Plan satisfies the requirements of this Section 3.6, all Compensation Deferrals and Elective Contributions under any other Plan maintained by the Company which is aggregated with this Plan for purposes of
Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this section, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

3.8 - Section 401(m) Limitations on Voluntary Employee
      Contributions and Employer Matching Contributions.

          (a) The Committee will estimate, as soon as practical, before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Employer Matching Contributions may not be available to any Participant or class of Participants under Code Section 401(m). In accordance with any such estimate, the Committee may modify the limits in Section 3.3 and/or percentages in Section 3.4 or set initial or interim limits or percentages, for Employer Matching Contributions relating to any Participant or class of Participants. After determining the amount of excess Compensation Deferrals, if any, under subsections 3.7(a) and (b), the Committee shall determine the aggregate contribution percentage under (b) below.

          (b) For each Plan Year, a contribution percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's Employer Matching Contributions allocated under Sections 3.3 and 3.4 for the Plan Year divided by the Participant's Compensation in the Plan Year. For purposes of this Section 3.8, "Compensation" shall meet the requirements of
Section 414(s) of the Code and Treasury Regulations. For purposes of this Section 3.8, the Company, in its sole discretion, may treat all or any part of its Compensation Deferrals as Employer Matching Contributions to the extent permitted by Treasury Regulations. If Compensation Deferrals are treated as Employer Matching Contributions, the Plan must satisfy
Section 3.7(b) both by counting such amounts as Compensation Deferrals and by excluding such amounts as Compensation Deferrals. In the case of family members treated as a single Highly Compensated Employee under Paragraph (e) of the definition of "Highly Compensated Employee" in Section 1.2, in accordance with the family aggregation rules of Section 414(q)(6) of the Code, the contribution percentage shall be determined by combining the Employer Matching Contributions and Compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the Employer Matching Contributions, Compensation and all amounts treated as Employer Matching Contributions of such family members shall be disregarded for purposes of determining the average of the contribution percentages for the group of non-Highly Compensated Employees under this Section 3.8. An Employee's Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.8(b), with respect to Participants for whom there were no Employer Matching Contributions under this Plan, such contribution percentage will be zero.

          (c) The average of the contribution percentages for Highly Compensated Employees ("High Average") when compared with the average of the contribution percentages for non-Highly Compensated Employees ("Low Average") must meet one of the following requirements:
          (1) The High Average is no greater than 1.25 times the Low Average; or
          (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

          (d) If, at the end of a Plan Year, a Participant or a class of Participants has excess contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:
          (1) Excess Employer Matching Contributions (and any earnings attributable thereto through the end of the Plan
     Year) attributable to excess Compensation Deferrals under
     Section 3.6 or 3.7 may be forfeited.
          (2) Excess Employer Matching Contributions (and any earnings attributable thereto through the end of the Plan
     Year) that are not vested may be forfeited.
          (3) Excess Employer Matching Contributions (and any earnings attributable to such excess amounts through the end of the Plan Year will be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to the extent feasible, and in all events no later than 12 months after the close of Plan Year.
          (4) Notwithstanding the foregoing, the conditions in this paragraph (4) must be met if there are Employer Matching Contributions allocated to a Participant which are attributable to excess Compensation Deferrals under Section
     3.6 or 3.7. In such case, such Employer Matching Contributions shall not be allocated to the Account of any Participant who had excess Employer Matching Contributions in such Plan Year. In addition, Employer Matching Contributions remaining in the Plan allocated to the Participant after satisfying Section 3.8 cannot exceed the amount which may be allocated under Section 3.4 when taking into account only those Compensation Deferrals remaining in the Plan after satisfying Sections 3.6, 3.7 and 3.8. Any such excess Employer Matching Contributions (and earnings attributable thereto) must be forfeited or distributed pursuant to paragraphs (1), (2) or (3) above.

          (e)  The amount of excess Employer Matching
Contributions shall be determined by the Committee by reducing the contribution percentage of the Highly Compensated Employee(s) with the highest contribution percentage to the extent required to enable the Plan to meet the limits in (c) above or to cause the contribution percentage of such Employee(s) to equal the contribution percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. In the case of family members subject to the family aggregation rules of Section 414(q)(6) of the Code, excess contributions will be allocated among family members in proportion to the Employer Matching Contributions of each family member that have been combined under Section 3.8(b) above. The earnings attributable to excess contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or to his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess contributions and earnings attributable to the contributions.

          (f) The tests of Sections 3.7(c) and 3.8(c) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9). For purposes of determining whether the Plan satisfies the requirements of this Section, all Compensation Deferrals and Matching Contributions under any other Plan maintained by he Company which is aggregated with this Plan for purposes of
Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this section, the aggregated plans must also satisfy Code Sections 401(A)(4) and 410(b) as thought they were a single plan. If it is necessary to make corrections concerning the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9), the correction shall be made first by reducing and refunding after-tax employee contributions to Highly Compensated Employees who made such contributions (if any), and second, if necessary, by reducing and refunding the Compensation Deferrals of Highly Compensated Employees. All Highly Compensated Employees shall be subject to such correction.

3.9 - Investment Funds.

          (a) Separate Investment Funds shall be established and maintained by the Committee under this Plan. Pursuant to Section 7.3(b), the Committee shall determine number of Investment Funds and the Committee, the Trustee or the Investment Manager shall determine the investments to be made under the Investment Funds. One Investment Fund shall be a Company Stock Fund, which is a pool of assets maintained by the Trustee, invested exclusively in Company Stock (except for cash or cash equivalents pending distribution or investment). Any cash dividends on Company Stock in the Company Stock Fund shall be reinvested in Company Stock.

          (b) Pursuant to rules established by the Committee and subject to the provisions of this Section, each Participant shall have the right and obligation to designate in which of the Investment Funds his Accounts will be invested, and to change such designation. The designation shall be on such forms as are established by the Committee or pursuant to such other methods (including telephonic transfers if authorized by the Committee). The Committee shall describe to the Participants the investments to be made under each Investment Fund in such detail as the Committee deems appropriate in its sole discretion. Up to 100% of the Trust assets may be invested in Company Stock; the amount of Trust assets that may be invested in Company Stock will be the amount selected by the Participants to be so invested. If a Participant does not make an election with respect to the investment of his Accounts, they will be invested in the fund selected by the Committee as announced to Participants.

          (c) Participant loans made pursuant to this Plan shall not be included in any of the Investment Funds. Instead, for any Participant who takes such a loan, such loan shall be considered an investment of his Accounts. Such Participant's Accounts shall be credited with the investment gain or loss attributable to such loan. The Committee may establish other rules, regulations, and procedures regarding the Investment Funds as it deems appropriate in its sole discretion.

3.10 - Valuation of Accounts.

          (a) The value of the Accounts invested in the Investment Funds shall be established on each business day by the Trustee or the applicable Investment Manager, and investment gains and losses shall be allocated to such Accounts according to the investment elections of Participants.

          (b) Notwithstanding anything to the contrary herein, if the Committee determines that an alternative method of allocating earnings and losses would better serve the interests of Participants and Beneficiaries or could be more readily implemented, the Committee may substitute such alternative; provided that any such alternative method must result in Plan earnings being allocated on the general basis of Account balances.

          (c) Amounts vested in the Company Stock Fund shall be invested in Company Stock. Each Participant's Account shall be credited with a number of whole and fractional shares of Company Stock as can be purchased with the amount that such Participant has designated should be invested in the Company Stock Fund. Any residual amount of cash which cannot be invested in Company Stock shall remain in the Company Stock Fund to be invested in Company Stock when a sufficient amount of cash has been accumulated to purchase such Company Stock. Cash dividends received on the Company Stock shall be appropriately credited to each Participant's Company Stock Account. Stock dividends and stock splits on the Company Stock should be credited to the Company Stock Account to the extent of the number of shares allocable to each Participant.

          (d) Full and fractional shares of Company Stock allocated to a Participant's Accounts will be voted by the Trustee according to the Participant's instructions. The Trustee will not vote shares of stock allocated to Participant's Accounts for which instructions are not received from Participants. Shareholder rights with respect to Company Stock, other than voting rights, which can be exercised by Participants may be passed through to Participants and exercised in a similar manner to voting rights or will be exercised in such other manner as is legally required. However, where the circumstances (such as the lack of time or the lack of liquid funds to satisfy a requirement to pay for additional shares of stock) make it impractical to pass such rights through to Participants and no other specific legal requirement exists, the rights will be exercised (or sold) by the Trustee in a manner that the Trustee deems prudent under the circumstances and otherwise consistent with the fiduciary standards of ERISA.

3.11 - Rule 16b-3 Provisions.

          The Committee may take such action or implement such measures and further limitations on elections under the Plan as it deems necessary or desirable in order to insure that the Plan complies with 17 C.F.R. 240.16b-3, promulgated under Section 16 of the Securities and Exchange Act of 1934, and that transactions by Participants not subject to Section 16 not be subject to avoidable liability under, and that transactions are exempt from,
Section 16b. Such Committee measures and limitations may include, but are in no way limited to, prohibiting certain Participants from designating the Company Stock Fund for the investment of all or any portion of their Accounts. Neither the Company, the Committee, nor the Plan shall have any liability to any Participant in the event that any Participant has any liability under Section 16 due to any transaction under the Plan.

3.12 - Section 404(c) Provisions.

          (a) This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in this Plan and any other exercise of control by a Participant or his or her Beneficiary over assets in the Participant's Accounts, such Participant or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Committee, the Company, an Investment Manager nor any other person or entity which is otherwise a Fiduciary shall be liable for any loss or liability which results from such Participant's or Beneficiary's exercise of control.

          (b) The Committee shall provide to each Participant or his or her Beneficiary the information described in Section
2530.404b-1(b)(2)(i)(B)(1) of the Department of Labor
Regulations. Upon request by a Participant or his or her Beneficiary, the Committee shall provide the information described in Section 2530.404b-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

          (c) The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of Company Stock, and the exercise of voting, tender and similar rights with respect to such stock by a Participant or his or her Beneficiary. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

          (d) In the event of a tender or exchange offer with respect to the Company, or in the event of a contested election with respect to the Board of Directors, the Company shall, at its own expense, appoint an independent Fiduciary to carry out the Committee's administrative functions with respect to the Company Stock Fund. Such independent Fiduciary shall not be an "affiliate" of the Company as such term is defined in Section 2530.404b-1(e)(3) of the Department of Labor Regulations.

          (e) The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c)
ERISA.

                           ARTICLE IV
                 LIMITATION ON ANNUAL ADDITIONS

          Notwithstanding anything else contained herein, the Annual Additions, to all the Accounts of a Participant shall not exceed the lesser of $30,000 (or, if greater, 1/4 of the defined benefit dollar limitation in effect under Section 415(b)(1) of the Code for the limitation year) or 25% of the Participant's
Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of Appendix A attached hereto.

                            ARTICLE V
                             VESTING

5.1 - Fully Vested Accounts.

          A Participant's Compensation Deferral Account,
Voluntary Employee Contributions Account and Rollover Account shall be 100% vested and nonforfeitable.

5.2 - Company Contribution Account.

          (a) The interest of each Participant in his Company Contribution Account and Employer Matching Contributions Account shall vest and become nonforfeitable up to a maximum of 100% as follows:
          (1) A Participant shall become 100% vested if, while an Employee, he attains his Normal Retirement Age, incurs a Disability, or dies; or
          (2) A Participant who first performed an Hour of service after June 30, 1994, shall become vested in accordance with the following schedule:
                  Years of
               Vesting Service          Percentage Vested

                 less than 3                     0%
                      3                         25%
                      4                         50%
                  5 or more                    100%



          (3) A Participant who first performed an Hour of Service on or before June 30, 1994 was or became fully vested in his Company Contribution Account and Employer Matching Contributions Account on or before July 1, 1996.

          (b) If a Participant incurs an uninterrupted five-year Period of Severance before he has a vested interest in his Company Contribution Account and employer Matching Contributions Account under this Article V, in determining his Years of Service under this Section 5.2, all Years of Service earned before the Period of Severance shall be forfeited.

          (c) If a Participant incurs an uninterrupted five-year Period of Severance and is subsequently reemployed, no Year of Service after such Period of Severance shall be taken into account in determining the vested percentage in a Participant's Company Contributions Account and Employer Matching Contributions Account accrued up to any such Period of Severance.

          (d) When a Participant ceases to participate and receives distribution of his Company Contributions Account or Employer Matching Contributions Account, such portion of his Company Contributions Account or Employer Matching Contributions Account as is not vested shall be immediately forfeited. For purposes of the preceding sentence, a Participant who ceases to participate in the Plan and whose nonforfeitable percentage in his Company Contributions Account or Employer Matching Contributions Account is zero, shall be deemed to have received a complete distribution of the nonforfeitable portion of his Company Contributions Account or Employer Matching Contributions Account. Forfeitures may first be applied to pay administrative expenses under the Plan which would otherwise be paid by the Company. Forfeitures not used to pay administrative expenses under the Plan shall be applied to reduce the earliest Company Contribution made after the forfeitures are determined. Forfeitures shall be determined at least once during each taxable year of the Company. Upon their application to reduce Company Contributions, such forfeitures shall be deemed to be Company Contributions. If a former Participant who has suffered a forfeiture on account of his termination of participation in accordance with this subsection (d) is reemployed as an Employee by the Company before incurring an uninterrupted five-year Period of Severance and repays to the Plan all money distributed from his Company Contributions Account and Employer Matching Contributions Account prior to 60 months after such reemployment, any amounts so forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the Anniversary Date on which the forfeiture occurred) shall be reinstated to the Participant's Company Contributions Account or Employer Matching Contributions Account, as the case may be within a reasonable time after such repayment. Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same Company (or a Company that is a Related Company to that Company) and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year's contribution by that Company to the Plan.

                           ARTICLE VI
                          DISTRIBUTIONS

6.1 - Distribution of Benefits.

          (a) Benefits shall become distributable to a Participant or his Beneficiary (in the case of death) upon a Break in Employment.

          (b) The amount of the benefits distributable to a Participant upon a Break in Employment shall be the amount credited to such Participant's Company Contributions Account and Employer Matching Contributions Account as of the date on which the amount representing the distribution is liquidated from the Investment Funds pending distribution, multiplied by the percentage of his vested interest determined under Section 5.2 plus the amount credited to such Participant's Voluntary Employee Contributions Account, Compensation Deferral Account and Rollover Account as of the date on which the amount representing the distribution is liquidated from the Investment Funds pending distribution. The value of the amount distributed from the portion of the Participant Accounts held in the Company stock Fund shall be the next proceeds at the sale of the Company Stock liquidated pending distribution, plus cash for any fractional share which is not liquidated.

          (c) Distribution shall be in the form of a cash lump sum. However, a Participant may elect that the portion of his Accounts invested in the Company Stock Fund be distributed in whole shares of Company Stock, with cash for fractional shares. Notwithstanding the foregoing distribution to an individual who was a Participant on or before June 30, 1996 shall be governed by Appendix C.

          (d) If the nonforfeitable balance in the Participant's Accounts exceeds $3,500, distribution shall be made upon a Break in Employment as soon as practicable after the Participant consents to a distribution of the nonforfeitable balance of his Accounts in writing. If the Participant does not consent, distribution shall be made as soon as practicable following the later of the Break in Employment or attainment of Normal Retirement Age. An explanation of the Participant's right to defer distribution of the nonforfeitable balance of his Accounts shall be provided to the Participant no less than 30 and no more than 90 days before the date such distribution is to be made (consistent with such regulations as the Secretary of the Treasury may prescribe).

          (e) If a terminating Participant consents to immediate distribution, the nonvested portion of his Accounts shall be forfeited and his rights with respect to the forfeited portion shall be governed by Section 5.2(d).

          (f) If the nonforfeitable balance of a terminating Participant's Accounts is a distribution to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice described in subsection (d) is given, provided that: (1) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects an immediate distribution.

6.2 - Hardship Withdrawals from Compensation
      Deferral Accounts and Rollover Accounts.

          (a) Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant's Compensation Deferral Account and Rollover Account may be permitted to meet a financial hardship resulting from:
          (1) Uninsured medical expenses previously incurred by the Participant, or the Participant's spouse or dependent or necessary to obtain such medical care;
          (2) The purchase (excluding mortgage payments) of a principal residence of the Participant;
          (3) The payment of tuition for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;
          (4) The prevention of eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant's principal residence; and
          (5) Any other event described in Treasury Regulations or rulings as an immediate and heavy financial need and approved by the Company as a reason for permitting distribution under this section.
The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this section only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship (including taxes or penalties reasonably anticipated from the distribution) and is not reasonably available from other resources of the Participant.

          (b) The withdrawal amount shall not in any event exceed the value of the Participant's Compensation Deferral Account as of the Valuation Date immediately following the Committee's acceptance of the Participant's written application for a hardship withdrawal. In addition, except as provided otherwise in the following sentence, the withdrawal amount shall not exceed the value of the Participant's Compensation Deferrals to such Accounts, less previous withdrawals and excluding earnings. Notwithstanding the foregoing, any distribution under this section may include earnings accrued to the Participant's Compensation Deferral Account prior to 1989. Payment of the withdrawal shall be in a single sum no later than the end of the month following the date on which the withdrawal is approved by the Committee.

          (c) A Participant shall not be permitted to make any withdrawals from his Compensation Deferral Account or Rollover Account pursuant to this section until he has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company or a Related Company.

          (d) The Participant's request for a withdrawal shall include his written statement that the need cannot be relieved:
(i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause immediate and heavy financial need; (iii) by cessation of Compensation Deferrals under the Plan; or (iv) by other distributions or nontaxable loans currently available from plans maintained by the Company or a Related Company, or by borrowing from commercial sources on reasonable commercial terms. If the individual seeking a withdrawal was a Participant on or before June 30, 1996, the request for withdrawal shall be subject to the election and spousal consent procedures set forth in Appendix C.

6.3 - Qualified Domestic Relations Orders.

          Subject to the procedures established by the Committee under Section 9.4(b), benefits may be paid from the nonforfeitable balance of a Participant's Accounts in accordance with a qualified domestic relations order as defined in Section 414(p) of the Code without regard to whether the Participant has attained the "earliest retirement age," as defined in Section 414(p) of the Code.

6.4 - Inability to Locate Participant.

          In the case of any distribution of an account under this Plan, if the Committee is unable to make such payment within three years after payment is due a Participant or Beneficiary because it cannot locate such Participant or Beneficiary, the Trustee shall direct that such amount shall be forfeited and shall be reallocated (as of the Anniversary Date coincident with or next succeeding the expiration of the aforesaid time limit) to the remaining Participants' Company Contribution Accounts, as in the case of amounts forfeited for any other reason and the assets of this Plan shall be relieved of the liability for such payment. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such account shall be reinstated from forfeitures of Participants in this Plan occurring during the Plan Year in which such reinstatement occurs; provided, however, that if such forfeitures are not sufficient to provide such reinstatement, an additional Company contribution shall be made for the Plan Year in which reinstatement occurs to cover such reinstatement. Establishment of an account through such reinstatement shall not be deemed an "annual addition" under Section 415 of the Code or Article IV of the Plan.

6.5 - Limitations on Distributions.

          (a) When benefits become distributable, the Committee shall direct the Trustee to distribute the amount described above promptly, the payment of such benefits to commence, notwithstanding anything to the contrary contained herein, no later than 60 days following the close of the later of the Plan Year in which (1) a Participant reaches Normal Retirement Age,
(2) the Participant incurs a Break in Employment, or (3) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan (unless the amount of the Participant's benefit has not been calculated by that date or the Participant cannot be located, in which case distribution shall begin no later than 60 days after the payment can be calculated or the Participant located).

          (b) Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with
Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as a part of the Plan. Accordingly, unless otherwise permitted by law, the entire interest of each Participant shall be distributed in a single lump sum, by April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2. Except as provided by law, a Participant who reached age 70-1/2 before January 1, 1988 and who was not a five percent owner of the Company at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66-1/2 or thereafter, is not required to receive distribution of his
interest until he separates from service.   If a Participant
continues employment past the required beginning date described above, additional distributions shall be made annually to reflect additional accruals in accordance with Treasury Regulations. If a Participant subject to this subsection (d) was a Participant on or before June 30, 1996, distributions required by Code Section 401(a)(9) may be made, at the Participant's election, in an appropriate manner set forth in Appendix C, subject to the spousal consent requirements.

6.6 - Direct Rollovers.

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his or her entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

          (b)  Definitions.
          (1) An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution.
          (2) An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
          (3) A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.
          (4) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                           ARTICLE VII
                          THE COMMITTEE

7.1 - Members.

          A committee (hereinafter referred to as the "Committee") shall be appointed by, and shall serve at the pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filed promptly by the Board.

7.2 - Committee Action.

          The Board shall choose a Chairman for the Committee and the Committee shall choose a Secretary. The Secretary shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding upon the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

7.3 - Rights and Duties.

          (a) The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA.) The Company delegates its duties under the Plan to the Committee. The Committee shall act as the Fiduciary with respect to control and management of the Plan for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:
          (1) To determine all questions relating to the eligibility of Employees to participate;
          (2) To construe and interpret the terms and provisions of this Plan;
          (3) To compute, certify to, and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;
          (4) To authorize all disbursements by the Trustee from the Trust;
          (5) To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;
          (6) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by ERISA or other law, other than those prepared and filed by the Trustee;
          (7) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;
          (8) To appoint a plan administrator or, any other agent, and to delegate to them or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and to designate each such administrator or agent as Fiduciary with regard to matters delegated to him; and
          (9) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of a decision on review. Such claims procedures shall at a minimum consist of the following:
               (A) The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.
               (B) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant
          (i) the specific reason or reasons for the denial,
          (ii) specific reference to any provisions of this Plan on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and
          (iv) an explanation of the procedure for further reviewing the denial of the claim under the Plan.
               (C) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 60 days after receipt of denial of his claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing.
               (D) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

          (b) With respect to management or control of investments, the Committee shall have the power to direct the Trustee in writing with respect to the investment of the Trust assets or any part thereof. Where investment authority, management and control of Trust assets have been delegated to the Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust assets contributed by the Company and Participants with full discretion in the exercise of such investment, management and control. Except as otherwise provided by law, the Committee may appoint one or more Investment Manager(s), as defined in Section
1.2 of the Plan, to invest the Trust assets or any part thereof. Where investment authority, management, and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall be subject to the direction of the Committee or the Investment Manager(s) appointed by the Committee, if any, regard-ing the investment, management and control of such assets, and in such case the Committee, or the Investment Manager(s), as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

          (c) Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities.

7.4 - Procedure for Establishing Funding Policy --
      Transmittal of Information.

          In order to enable the Committee to establish a funding policy and perform its other functions under the Plan, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation, employment, retirement, death, or the cause for termination of employment of each Participant and such other pertinent facts as may be required. The Committee shall advise the Trustee and the Investment Manager, as appropriate, of such of the foregoing facts as may be pertinent to the duties of the Trustee and Investment Manager under the Plan.

7.5 - Other Information.

          To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan.

7.6 - Compensation, Bonding, Expenses and Indemnity.

          (a) The members of the Committee shall serve without compensation for their services hereunder.

          (b) Members of the Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder. Bond premiums and all expenses of the Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties.

          (c) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan and the Trust shall be paid from the Trust assets to the fullest extent permitted by law, unless the Company determines otherwise.

          (d) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of any expenses and fees under this Section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

7.7 - Manner of Administering.

          The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary, except as otherwise provided by law. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.8 - Duty of Care.

          In the exercise of the powers and duties of the Committee as Plan Administrator and Fiduciary with respect to the investment, management and control of the Plan, each member of the Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

7.9 - Committee Report.

          The Committee shall keep the Board of Directors apprised of the investment results of the Plan and shall report any other information necessary to fully inform the Board of Directors of the status and operation of the Plan and Trust.

                          ARTICLE VIII
                    AMENDMENT AND TERMINATION

8.1 - Amendments.

          The Company shall have the right to amend or modify the Plan by resolution of the Board of Directors and to amend or cancel any amendments. Furthermore, the Committee has the authority to adopt any amendment to the Plan which is necessary to maintain the qualification and tax exempt status of the Plan under the Code, and any other amendments to the Plan which do not have the effect of increasing the liability of the Company in a manner which would cause a significant detriment to the Company. Any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan. Except as may be re-quired to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:
          (a) Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;
          (b) Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;
          (c) Create or effect any discrimination in favor of Participants who are Highly Compensated Employees; and
          (d) Increase the duties or liabilities of the Trustee without its written consent.

8.2 - Discontinuance of Plan.

          (a) It is the Company's expectation that this Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan by the Company is not assumed as a contractual obligation, and the Company reserves the right to permanently discontinue contributions hereunder. In the event of the complete discontinuance of contributions by the Company, the entire interest of each Participant affected thereby shall immediately become 100% vested. The Company shall not be liable for the payment of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Trust.

          (b) The Company may terminate this Plan at any time. Upon complete termination or partial termination of the Plan, the entire interest of each of the affected Participants shall become 100% vested. The Trustee shall thereafter, upon direction of the Committee, distribute to the Participants the amounts in such Participant's Company and Voluntary Contribution Accounts in the same manner as set forth in Article VI.

8.3 - Failure to Contribute.

          Any failure by the Company to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan.

8.4 - Plan Merger or Consolidation; Transfer of Plan Assets.

          (a) This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had been terminated). Where the foregoing requirement is satisfied, this Plan and its related Trust may be merged or consolidated with another qualified plan and trust.

          (b) The Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the requirements of Section 414(l) of the Code and that all other actions legally required are taken. In the event of a transfer of assets from the Plan pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

                           ARTICLE IX
                          MISCELLANEOUS

9.1 - Contributions Not Recoverable.

          Except where contributions or earnings are required to be returned to the Company by the provisions of this Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions or earnings made under this Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries. Notwithstanding this or any other provision of this Plan, the Company shall be entitled to recover, and the Participants under this Plan shall have no interest in (a) any contributions made under this Plan by mistake of fact, so long as the contribution is returned within one year after payment (b) in the event that the Company receives an adverse determination from the Internal Revenue Service with respect to the Plan's initial qualification with the result that the Trust is not exempt from Federal income tax and the Company's contributions to the Trust are not deductible in determining its Federal income tax, any contributions and earnings made prior to that time, so long as such amounts are returned within one year after such determination and the application for determination was made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe and (c) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA. In the event of such mistake of fact, determination by the Commissioner, or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.

9.2 - Limitation on Participant's Rights.

          Participation in this Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan other than as herein provided. The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust except to the extent provided in the Trust, or against the Company. All benefits under the Plan shall be provided solely from the assets of the Trust.

9.3 - Receipt or Release.

          Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee, and the Company. The Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.4 - Alienation.

          (a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditors and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under this Plan.

          (b) The provisions of this Section 9.4 shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless (1) such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or (2) the Committee determines in its discretion to treat any domestic relations order entered before January 1, 1985 as a qualified domestic relations order. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.

          (c) Notwithstanding subsection (a), a loan described in Section 9.11 of the Plan, shall not be considered a violation of this Section.

9.5 - Persons Under Incapacity.

          In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into the application of any funds so paid.

9.6 - Governing Law.

          This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of [California]; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan's remaining qualified within the meaning of Section 401(a) of the Code. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.7 - Headings, etc. Not Part of Plan.

          Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.8 - Masculine Gender Includes Feminine and Neuter.

          As used in this Plan, the masculine gender shall include the feminine gender.

9.9 - Instruments in Counterparts.

          This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

9.10 - Reorganization of Company.

          This Plan shall inure to the benefit of, and be binding upon the parties hereto and their successors and assigns. If the Company merges or consolidates with or into a successor, this Plan shall continue in effect unless the successor terminates this Plan.

9.11 - Loans to Participants.

          (a) Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee on such form(s) as the Committee may require. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section 9.12, but only to the extent required by Department of Labor Regulations Section 2550.408b-1, the term "Participant" shall include any Employee, former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, who is a party in interest and has an interest in the Plan that is not contingent.

          (b) The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2) and (3) below:
          (1) The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any Related Company shall not exceed the lesser of:
               (A) $50,000, reduced by the excess, if any, of a Participant's highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company during the preceding 12 months over the outstanding balance of such loans on the loan date, or
               (B) 50% of the value of the vested balance of the Participant's Compensation Deferral and Rollover Accounts;
          (2)  The loan shall be for at least $1,000; and
          (3) No more than one loan may be outstanding to a Participant at any time.

          (c) Each loan granted shall, by its terms, satisfy each of the following additional requirements:
          (1) Each loan must be repaid within five years (except that if the Committee is satisfied that the loan proceeds are being used to purchase the principal residence of a Participant, the Committee may, in its discretion, establish a term of up to 10 years for repayment);
          (2) Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly; and
          (3) Each loan must be adequately secured, with the security to consist of the balance of the Participant's Accounts.
               (A) In the case of any Participant who is an active Employee, automatic payroll deductions shall be required as additional security.
               (B) In the case of any other Participant, the outstanding loan balance may at no time exceed 50% of the outstanding vested balance of the Participant's Accounts. If such limit is at any time exceeded, or if the Participant fails to make timely repayment, the loan will be treated as in default and become immediately payable in full.
               (C) The investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the Investment Funds. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.
          (4) Each loan shall bear reasonable rate of interest, which rate shall be the prime rate (as determined by the Committee) as of the last day of the quarter preceding the quarter in which the loan is made, plus one percent. Furthermore, the Participant's Accounts shall be charged a setup fee of $75 at the time the loan is made; such setup fee shall be paid to the Plan's recordkeeper.

          (d) All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

          (e) Each loan shall be evidenced by a promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (1) a fixed maturity date meeting the requirements of subsection (c)(1) above, (2) the Participant's death, or (3) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.

          (f) If the individual requesting a loan was a Participant on or before June 30, 1996, the Participant's spouse
(if any) must consent to the loan in the manner described in
Section 4(c) of Appendix C.

          (g) The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met.

9.12 - Top-Heavy Plan Requirements.

          For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section B.3 of Appendix B, attached hereto, and despite any other provisions of this Plan to the contrary, this Plan will be subject to the provisions of Appendix B.

          IN WITNESS WHEREOF, the undersigned has caused this
document to be executed by its duly authorized officers on this
     day of               , 1996.

                              WYLE ELECTRONICS, INC.
                              By
                              Its

                           APPENDIX A
                     ANNUAL ADDITION LIMITS

          Article IV of the Plan shall be construed in accordance with this Appendix A. Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

A.1 - Definitions.

          As used in this Appendix A, the following terms shall have the meanings specified below.

          "Annual Additions" shall mean the sum credited to a Participant's Accounts for any Plan Year of (a) Company contributions, (b) voluntary contributions, (c) forfeitures,
(d) amounts credited after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a Defined Benefit Plan maintained by the Company, and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a key employee (as defined in Section B.2(e) of Appendix B to the Plan) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Company.

          "Defined Benefit Plan" means a plan described in
Section 414(j) of the Code.

          "Defined Contribution Plan" means a plan described in
Section 414(i) of the Code.

          "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of the Participant under all Defined Benefit Plans maintained by one or more Related Companies, and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

          "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to a Participant's accounts under all Defined Contribution Plans maintained by one or more Related Companies, and the denominator of which is the sum of the lesser of (a) or
(b) for such Plan Year and for each prior Plan Year of service with one or more Related Companies, where (a) is the product of
1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (b) is the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year. Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as such term is defined in Section 415(k)(2) shall be treated as Annual Additions. Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-7(d)(1), Questions T-6 and T-7 of Internal Revenue Service Notice 83-10, and Questions Q-3 and Q-14 of Internal Revenue Service Notice 87-21.

          "Section 415 Compensation" shall mean a Participant's wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Participant by the Company (in the course of the Company's business) for which the Company is required to provide the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Section 415 Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation for any limitation year is the compensation actually paid or includible in gross income during such year.

A.2 - Annual Addition Limitations.

          (a) The compensation limitation of Section 4.1 of the Plan shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2)) after separation from service which is treated as an Annual Addition. In the event that Annual Additions to all the accounts of a Participant would exceed the limitations of Section 4.1 of the Plan, they shall be reduced in the following priority: (1) return of voluntary contributions to the Participant; (2) reduction of Company contributions.

          (b) If any Company or any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in Article IV of the Plan shall be applied to Annual Additions in the aggregate to the Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

          (c) In any case where a Participant under the Plan is also a participant under a Defined Benefit Plan or a Defined Benefit Plan and other Defined Contribution Plans maintained by the Company or a Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0. Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other Defined Benefit Plan or plans, then by allocating any excess in the manner set out above with respect to the Plan, and finally by reducing contributions or allocating any excess contributions with respect to other Defined Contribution Plans, if any; provided, however, that adjustments necessary under this or the next preceding paragraph may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant, provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under Section 415 of the Code.

          (d) In the event the limitations of Section 4.1 of the Plan or this Appendix A are exceeded and the conditions specified in Treasury Regulations Section 1.415-6(b)(6) are met, the Committee may elect to apply the procedures set forth in Treasury
Regulations Section 1.415-6(b)(6).

                           APPENDIX B
                      TOP-HEAVY PROVISIONS

          Section 9.13 of the Plan shall be construed in accordance with this Appendix B. Definitions in this Appendix B shall govern for the purposes of this Appendix B. Any other words and phrases used in this Appendix B, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

B.1 - General.

          This Appendix B shall be effective for Plan Years beginning on or after January 1, 1984. This Appendix B shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder.

B.2 - Definitions.

          (a) The "Benefit Amount" for any Employee means (1) in the case of any defined benefit plan, the present value of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amounts credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee (including accounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date. For purposes of this Section, the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date.

          (b)  "Company" means any company (including
unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Appendix B.

          (c) "Determination Date" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

          (d) "Employees" means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

          (e) "Key Employee" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:
          (1) one of the ten Employees of a Company having annual compensation from such Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2% interest and the largest interests in such Company (if two Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);
          (2)  a 5% owner of a Company;
          (3) a 1% owner of a Company who has an annual compensation above $150,000; or
          (4) an officer of a Company having an annual compensation greater than 50% of the amount in effect under
     Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (A) 50 employees or (B) the greater of 3 employees or 10% of the Company's employees shall be treated as officers). For purposes of determining the number of employees taken into account under this Section B.2(e)(4), employees described in Section 414(q)(8) of the Code shall be excluded.

          (f) A "Non-Key Employee" means an Employee who is not a Key Employee.

          (g) "Valuation Date" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

          (h) A "Year of Service" shall be calculated using the Plan rules that normally apply for determining vesting service.


          These definitions shall be interpreted in accordance with Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference. The term "Key Employee" shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. For the purpose of this subsection, "compensation" shall mean compensation as defined in Section 414(q)(7) of the Code and shall be determined without regard to Sections 125, 402(a)(8), 402(h)(1)(B) or, in the case of employer contributions made pursuant to a salary reduction agreement, Section 403(b).

B.3 - Top-Heavy Definition.

          The Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the "top-heavy ratio" exceeds 60%. The top-heavy ratio is the sum of the Benefit Amounts for all employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:
          (a) The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.
          (b) The Benefit Amounts of all employees who have not performed any services for any Company at any time during the five-year period ending on the Determination Date shall be disregarded; provided, however, if an Employee performs no services for five years and then again performs services, such Employee's Benefit Amount shall be taken into account.
          (c)(1)    Required Aggregation.  This calculation
          shall be made by aggregating any plans, of the Company or a Related Company, qualified under Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group."
            (2) Permissive Aggregation. The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and Section 410 of the Code.
     If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee's Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans. The aggregation group shall also include any terminated plan which covered a Key-Employee and which was maintained within the five-year period ending on the Determination Date.
          (d)  This calculation shall be made in accordance with
     Section 416 of the Code (including 416(g)(3)(B) and
     (g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference. For purposes of determining the accrued benefit of a Non-Key Employee who is a Participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under
     Section 411(b)(1)(C) of the Code.

B.4 - Vesting.

          Notwithstanding the vesting provisions of the Plan, if the Plan is top-heavy for any Plan Year, any Participant who completes one Hour of Service during any day of such Plan Year or any subsequent Plan Year and who terminates during any day of such Plan Year or any subsequent Plan Year shall be entitled to a vested benefit which is the greater of his vested interest pursuant to Section 5.2 of the Plan, or a vested interest at least equal to the product of (x) the benefit such Participant would receive under the Plan if he was 100% vested on the date of such termination times (y) the percentage shown below:

     Number of Completed
       Years of Service              Percentage

               2                        20%

               3                        40%

               4                        60%

               5                        100%


Notwithstanding the foregoing, the nonforfeitable percentage of a Participant's benefit under the Plan shall not be less than that determined under the Plan without regard to the preceding vesting schedule. Such benefit shall be payable in accordance with the provisions of the Plan regarding payments to terminated Participants.

          Notwithstanding the preceding paragraph, if the Plan is no longer top-heavy in a Plan Year following a Plan Year in which it was top-heavy, a Participant's vesting percentage shall be computed under the vesting schedule that otherwise exists under the Plan. However, in no event shall a Participant's vested percentage in his accrued benefit be reduced. In addition, a Participant shall have the option of remaining under the vesting schedule set forth in this Section if he has completed three years of Vesting Service. The period for exercising such option shall begin on the first day of the Plan Year for which the Plan is no longer top-heavy and shall end 60 days after the later of such first day or the day the Participant is issued written notice of such option by the Company or the Committee.

B.5 - Minimum Benefits or Contributions, Compensation
       Limitations and Section 415 Limitations.

          If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:
          (a)(1) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if the Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other Employee required by Section 416 of the Code) other than Key employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant's compensation for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subsection, a non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (1) regardless of his level of compensation, (2) without regard to whether he has made any mandatory contributions required under the Plan, and (3) regardless of whether he has less than 1,000 Hours of Service (or the equivalent) for the accrual computation period.
          (2) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of the Plan, if the Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation and (2) the lesser of 2% per Year of Service or 20% (the "defined benefit minimum"). A Non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (1) his compensation is less than a stated minimum or (2) he fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (1) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

          (3) If a non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall be entitled only to the minimum described in paragraph (1), except that for the purpose of paragraph (1) "3% (or, if lesser, the largest percentage allocated to any key employee for the Plan Year)" shall be replaced by "5%". Notwithstanding the preceding sentence, if the accrual rate under the plan described in (2) would comply with this Section B.5 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.
          (b) For purposes of this Section, "compensation" shall mean all earnings included in the Employee's Form W-2 for the calendar year that ends within the Plan Year, not in excess of $200,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code.
          (c)(1) Unless the Plan qualifies for an exception under Section B.5(c)(2), "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction used in Appendix A to the Plan.
          (2) A Plan qualifies for an exception from the rule of Section B.5(c)(1) if the Benefit Amount of all Employees who are Key Employees does not exceed 90% of the sum of the Benefit Amounts for all Employees and one of the following requirements is met:
               (A) A defined benefit minimum of 3% per Year of Service (up to 30%) is provided;
               (B)  For Participants covered only by a
          defined contribution plan, a defined contribution minimum of 4% is provided;
               (C)  For Participants covered by both types
          of plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum;
               (D)  The plan provides a floor offset where
          the floor is a 3% defined benefit minimum; or
               (E) A defined contribution minimum of 7-1/2% of compensation is provided for any non-Key Employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of a Company.

                           APPENDIX C
SPECIAL DISTRIBUTION RULES FOR INDIVIDUALS
WHO WERE PARTICIPANTS
ON OR BEFORE JUNE 30, 1996

          The Wyle Electronics 401(k) Plan is a restatement and continuation of the Wyle Electronics Capital Accumulation Plan ("Prior Plan"). This Appendix C sets forth certain rules concerning distributions which are applicable to those participants who were participants in the Prior Plan. In order to be governed by this Appendix C, an individual must have become a Participant in the Prior Plan on or before June 30, 1996. Such an individual is referred to herein as a "Prior Plan Participant."

     1. Additional Distribution Options for Prior Plan Participants. In addition to the lump sum distribution option available under Section 6.1, a Prior Plan Participant may elect distribution in one of the following forms upon termination of employment (or, to the extent required by Code Section 401(a)(9), after reaching age 70 1/2): Qualified Joint and Survivor Annuity; straight life annuity; single life annuities with certain periods of 5, 10, or 15 years; single life annuity with installment refund; survivorship life annuities with installment refund and survivorship percentages of 50, 66 and 2/3 or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the Participant and the named Beneficiary where the life expectancy is not recalculated; and a series of installments chosen by the Participant with a minimum payment each year beginning with the year the Participant turned age 70 1/2. The terms and conditions of the optional forms of benefit available to a Prior Plan Participant shall be as set forth in the Prior Plan as it existed on June 30, 1996. Any optional form of distribution consisting of an annuity shall be in the amount of benefit which can be purchased with the Participant's Vested Account. The Committee shall, if a Prior Plan Participant elects an annuity form of benefit (and may, for any other form of benefit referred to in this Appendix A), provide the benefit by using the vested portion of the Participant's Account to purchase an annuity from the insurance company selected by the Committee.
          Unless a Prior Plan Participant elects otherwise pursuant to a Qualified Election (as defined below), the Participant's benefit shall be provided in the form of a Qualified Joint and Survivor Annuity. Upon the death of a Prior Plan Participant who has a Spouse at the time of death, the Spouse's death benefit shall be provided in the form of a Qualified Preretirement Survivor Annuity, unless the Spouse waives the Qualified Preretirement Survivor Annuity.

     2.   Qualified Joint and Survivor Annuity.

          (a) Notice: The Committee shall provide each Prior Plan Participant within a reasonable period prior to the commencement of benefits a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

          (b) Waiver: A Participant may waive a Qualified Joint and Survivor Annuity pursuant to a Qualified Election within the 90-day period ending on the date benefit payments will commence.

3.   Qualified Preretirement Survivor Annuity.

          (a) Notice: (i) The Committee shall provide each Prior Plan Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Paragraph 1.(a) above applicable to a Qualified Joint and Survivor Annuity.

          (ii) If a Participant enters the Plan after he has attained age 32, the Committee shall provide notice no later than the end of the three year period commencing with the first day of the first Plan Year for which the individual is a Participant.

          (iii)If a Participant has a Break in Employment prior to age 32, the Committee shall provide notice at the time of such Break in Employment or within one year after such Break in Employment.

          (b)  Waiver:  A Participant may waive a Qualified
     Preretirement Survivor Annuity pursuant to a Qualified
     Election within the Election Period.

4.   Definitions.

          (a) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of Participant's death. If a Participant has a Break in Employment prior to the first day of the Plan Year in which age 35 is attained, with respect to his accounts as of the Break in Employment, the Election Period shall begin on the date the Break in Employment occurs.

          (b) Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (c) Qualified Election: A written waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, consented to by the Participant's Spouse, which consent must be witnessed by a Plan representative or notary public. Such consent must acknowledge any specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiaries. If the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. A written consent will be valid only as to the Spouse who signs the consent and not as to any other Spouse. Notwithstanding the above in the case of a waiver which is not signed by a Spouse but is deemed a Qualified Election, the election shall be valid only as to the designated Spouse and not as to any other Spouse. Revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of Beneficiary will require a new spousal consent. Any Spouse's consent shall be irrevocable. A partial or total distribution may not be made after the annuity starting date, regardless of the present value of the non-forfeitable accrued benefit, without a consent in the form of a Qualified Election.

          (d) Qualified Joint and Survivor Annuity: An annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account. In the case of an unmarried Participant, a Qualified Joint and Survivor Annuity shall mean an annuity for the life of the Participant.

          (e) Qualified Preretirement Survivor Annuity: An annuity for the life of the surviving Spouse and which is the amount of benefit which can be purchased with the Participant's vested account. Following the Participant's death, the Spouse may elect a lump sum distribution. The surviving Spouse shall have the right to direct that payments under the Qualified Preretirement Survivor Annuity commence within a reasonable time after the Participant's death.

          (f) Spouse (surviving Spouse): The Spouse or surviving Spouse of the Participant, provided that a former spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.